Exhibit 23.4



Writer's Direct Dial:  (212) 225-2360


                                             August 7, 1996


Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

          Re:  Registration Statement on Form S-3

Ladies & Gentlemen:

          We hereby consent to the reference to this firm under the headings "Risk Factors-Certain Tax Matters" and "Legal Matters" in the Prospectus included in the above-referenced Registration Statement filed today with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration statement, including this exhibit.


                              Very truly yours,
                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                              By   /s/ Dana L. Trier
                                --------------------------------
                                   Dana L. Trier, a Partner